Exhibit 99.2

Alta Resources Development, LLC

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	June 30, 2020

	(Amounts in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,122	$11,986
Accounts receivable:
Natural gas sales receivables	87,378	35,672
Joint interest billings and other	3,913	3,394
Assets from risk management activities	28,435	37,544
Advance to affiliates	227	609
Prepaid expenses and other current assets	1,774	1,952
Total current assets	146,849	91,157
PROPERTY AND EQUIPMENT:
Natural gas properties – full cost method:
Evaluated properties	2,274,967	2,074,787
Unevaluated properties	10,751	8,146
Less: accumulated depletion, amortization and impairment	(1,432,160)	(661,327)
Net natural gas properties	853,558	1,421,606
Other property and equipment – net of accumulated depreciation of $2,427 and $2,166	1,044	1,231
Net property and equipment	854,602	1,422,837
NON-CURRENT ASSETS:
Assets from risk management activities	7,230	290
Note receivable from affiliates and other	2,510	2,439
Total non-current assets	9,740	2,729
TOTAL ASSETS	$1,011,191	$1,516,723

The accompanying notes are an integral part of these condensed consolidated financial statements.

 Alta Resources Development, LLC

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	June 30, 2020

	(Amounts in thousands)
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,414	$22,822
Accrued capital expenditures	24,880	49,193
Accrued liabilities	19,765	13,969
Revenue-related payables	47,301	29,775
Liabilities from risk management activities	27,054	7,811
Total current liabilities	145,414	123,570
NON-CURRENT LIABILITIES:
Long-term debt, net	520,935	604,155
Asset retirement obligations	23,637	21,526
Liabilities from risk management activities	8,944	22,551
Other liabilities	2,228	2,405
Total non-current liabilities	555,744	650,637
COMMITMENTS AND CONTINGENCIES
MEMBERS’ EQUITY:
Class A members – contributed capital, net of distributions and fees	19,516	20,919
Class B members – contributed capital, net of distributions and fees	244,779	262,376
Retained earnings	45,738	459,221
Total members’ equity	310,033	742,516
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,011,191	$1,516,723

The accompanying notes are an integral part of these condensed consolidated financial statements.

 Alta Resources Development, LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended March 31,
	2021	2020

	(Amounts in thousands)
REVENUES:
Natural gas revenues	$446,651	$354,708
Other operating revenues	16,052	11,212
Net gain on commodity risk management activities	71,572	98,102
	534,275	464,022
COSTS AND EXPENSES:
Gathering, transportation and compression	104,683	79,230
Direct operating	45,643	41,895
Depreciation, depletion and amortization	139,453	126,069
Impairment of natural gas properties	631,641	—
General and administrative	4,847	6,972
Accretion of asset retirement obligations	1,316	1,182
	927,583	255,348
INCOME (LOSS) FROM OPERATIONS	(393,308)	208,674
OTHER INCOME (EXPENSE):
Interest expense, net and other	(22,582)	(27,455)
Net gain (loss) on interest rate derivatives	2,407	(11,135)
Total other expense	(20,175)	(38,590)
NET INCOME (LOSS)	$(413,483)	$170,084

The accompanying notes are an integral part of these condensed consolidated financial statements.

Alta Resources Development, LLC

Condensed Consolidated Statements of Changes in Members’ Equity (Unaudited)

	For the Nine Months Ended March 31, 2021 and 2020
	Class A Member	Class B Members	Total Members’ Equity

	(Amounts in thousands)
BALANCES, July 1, 2019	$58,471	$733,713	$792,184
Distributions	(2,843)	(35,657)	(38,500)
Net income (loss)	12,559	157,525	170,084
BALANCES, March 31, 2020	$68,187	$855,581	$923,768
BALANCES, June 30, 2020	$54,803	$687,713	$742,516
Distributions	(1,403)	(17,597)	(19,000)
Net income (loss)	(30,532)	(382,951)	(413,483)
BALANCES, March 31, 2021	$22,868	$287,165	$310,033

The accompanying notes are an integral part of these condensed consolidated financial statements.

Alta Resources Development, LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended March 31,
	2021	2020

	(Amounts in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(413,483)	$170,084
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation, depletion and amortization	139,453	126,069
Impairment of natural gas properties	631,641	—
Accretion of asset retirement obligations	1,316	1,182
Amortization of deferred financing costs	2,221	2,229
Unrealized (gain) loss on commodity risk management activities	13,434	(28,807)
Unrealized (gain) loss on interest rate derivatives	(5,629)	10,493
Changes in operating assets and liabilities:
Accounts receivable	(52,225)	4,168
Note receivable from affiliates and other	—	(2,400)
Prepaid expenses, advance to affiliates and other assets	561	(1,094)
Accounts payable, accrued liabilities and other liabilities	26,737	4,700
Settlement of asset retirement obligations	(273)	(160)
Net cash provided by operating activities	343,753	286,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to natural gas properties	(226,031)	(193,243)
Additions to other property and equipment	(74)	(547)
Net cash used in investing activities	(226,105)	(193,790)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	266,846	183,800
Payments of long-term debt	(352,287)	(247,893)
Member distributions	(19,000)	(38,500)
Deferred financing costs and other	(71)	—
Net cash used in financing activities	(104,512)	(102,593)
NET CHANGE IN CASH AND CASH EQUIVALENTS	13,136	(9,919)
CASH AND CASH EQUIVALENTS, beginning of year	11,986	27,103
CASH AND CASH EQUIVALENTS, end of year	$25,122	$17,184
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$20,336	$25,847
NON-CASH ACTIVITIES:
Accrual for capital expenditures	$24,880	$30,665
Asset retirement obligations incurred	$1,069	$829

The accompanying notes are an integral part of these condensed consolidated financial statements.

 Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

Note 1 — Financial Statement Presentation

Organization and Principles of Consolidation

The Company’s consolidated financial statements presented herein include the accounts of ARD Operating, LLC (ARDO) and Alta Marcellus Development, LLC (AMD) for which the Company owns 100% of each, as well as Alta Marcellus Midstream, LLC (AMM), and Alta Energy Marketing, LLC (AEM), all of which are 100% owned by AMD. During interim periods, the Company follows the same accounting policies disclosed in its audited Annual Financial Statements.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company’s management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended June 30, 2020. The unaudited condensed consolidated financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of March 31, 2020 and its condensed consolidated statements of income, condensed consolidated statements of changes in member’s equity, and condensed consolidated statements of cash flows for the nine months ended March 31, 2021 and 2020. The condensed consolidated statements of operations for the nine months ended March 31, 2021 and 2020 are not necessarily indicative of the results to be expected for future periods.

Accounting Standards Not Yet Adopted

In February 2016, the FASB Issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize a lease liability and a right-of-use asset for all leases, including operating leases, with a term greater than 12 months on the balance sheet. The provisions of ASU 2016-02 also modify the definition of a lease and outline the requirements for recognition, measurement, presentation, and disclosure of leasing arrangements by both lessees and lessors. This ASU is to be adopted using a modified retrospective approach. In May 2020, the FASB elected to defer the effective date for private companies to fiscal years beginning after December 15, 2021 and for interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the effect that adopting this guidance will have on its consolidated financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments: Credit Losses, which replaces the incurred loss impairment methodology used for certain financial instruments with a methodology that reflects current expected credit losses (CECL). The amendments in this Update are effective for private companies for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is currently evaluating the effect that adopting this guidance will have on its consolidated financial statements.

Natural Gas Properties

The Company follows the full-cost method of accounting for its oil and natural gas properties which requires us to perform a “ceiling test” calculation to test our oil and natural gas properties for impairment. If the net capitalized cost of the Company’s oil and natural gas properties subject to the amortization exceeds the ceiling limitation, the excess is charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, and the lower of cost or estimated fair value of unproven properties included in the costs being amortized. The present value of estimated future net revenue is computed by applying the average first day of the month oil and gas price for the preceding 12-month period to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves, assuming the continuation of existing economic conditions.

As of December 31, 2020, the carrying value of the Company’s oil and gas properties subject to the test exceeded the calculated value of the ceiling limitation. As a result, the Company determined an other-than-temporary impairment due to a substantial decline in commodity prices, particularly natural gas, and recorded an impairment expense of approximately $631.6 million for the nine months ended March 31, 2021.

Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

Natural Gas Sales

The Company applies the sales method of accounting for natural gas revenue. Under the sales method, revenues are recognized based on the actual volume of natural gas sold to purchasers. The Company and other joint owners may sell more or less than their entitled share of production. Over and under deliveries are recorded when future estimated reserves are not adequate to cover the imbalance. As of March 31, 2021 and 2020, there is no asset or liability recorded for imbalances.

Income Taxes

The Company elected to be taxed as a partnership for federal income tax purposes and therefore is not subject to federal income taxes. The members are liable for the federal income taxes attributable to their allocable share of the Company’s taxable income. The Company had no state income tax expense during the nine months ended March 31, 2021 and 2020, respectively, related to its operations in the states of Texas and Pennsylvania.

As of March 31, 2021, the Company had no unrecognized tax benefits or accrued interest or penalties associated with unrecognized tax benefits. The Company does not expect that the amounts of unrecognized tax benefits will change significantly within the next 12 months. The Company’s policy is to recognize interest related to any unrecognized tax benefits as interest expense and penalties as operating expenses, and the Company did not incur any such interest from unrecognized tax benefits or penalties during the nine months ended March 31, 2021 and 2020.

Note 2 — Long-Term Debt

Long-term debt consisted of the following:

	March 31, 2021	June 30, 2020

	(Amounts in Thousands)
Revolving credit facility	$435,030	$509,355
Senior secured second lien notes	91,158	102,274
Total long-term debt	526,188	611,629
Less: deferred financing costs	(5,253)	(7,474)
LONG-TERM DEBT, net	$520,935	$604,155

Revolving Credit Facility

The Revolving Credit Facility provides a facility with a $1.25 billion commitment and a borrowing base of $800.0 million as of March 31, 2021 and June 30, 2020. As of March 31, 2021 and June 30, 2020, the amount borrowed under the Revolving Credit Facility was $435.0 million and $509.4 million, the value of letters of credit issued under the Revolving Credit Facility was $23.6 million and $25.9 million at March 31, 2021 and June 30, 2020, respectively. The amount remaining available for borrowing was $341.4 million and $264.8 million at March 31, 2021 and June 30, 2020, respectively.

The weighted-average effective interest rate on borrowings outstanding under the Revolving Credit Facility was 3.17% and 4.17% as of March 31, 2021 and 2020, respectively.

As of March 31, 2021, AMD was in compliance with all of its financial covenants under the Revolving Credit Facility.

Senior Secured Second Lien Notes

The amount outstanding on the Senior Secured Second Lien Notes was $91.2 million and $102.3 million on March 31, 2021 and June 30, 2020, respectively. As of March 31, 2021, AMD was in compliance with all of its financial covenants under the Senior Secured Second Lien Notes Indenture.

Note 3 — Risk Management Activities

The Company has entered into various derivative contracts to manage its exposure to natural gas price fluctuations on a portion of its anticipated future production volumes for the years 2021 through 2023. These derivatives include natural gas price swaps and basis differential swaps. The Company’s commodity derivative instruments generally serve as effective economic hedges of commodity risk exposure; however, the Company has elected not to account for the derivatives as cash flow hedges. As such, the Company recognizes all changes in fair value of its commodities derivatives in net gain (loss) on price risk management activities in revenues in its consolidated statements of income. The resulting cash flows are reported as cash flows from operating activities.

 Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

The Company has also entered into various derivative contracts to hedge the impact of market fluctuations in LIBOR, which is the floating rate that applies to the borrowings under the Revolving Credit Facility. As of March 31, 2021, the Company has $225 million LIBOR swaps outstanding, which represents a portion of the expected Revolving Credit Facility balance through its remaining term. The Company believes the interest rate derivative instruments generally serve as effective economic hedges of interest rate risk exposure; however, the Company has elected not to account for the derivatives as cash flow hedges. As such, the Company recognizes all changes in fair value of its interest rate derivatives in net gain (loss) on interest rate derivatives on its consolidated statements of income.

The following tables provide the assets and liabilities carried at fair value measured on a recurring basis as of March 31, 2021 and June 30, 2020:

	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance

	(Amounts in thousands)
March 31, 2021
Commodity swaps	$—	$(32,526)	$—	$(32,526)
Basis swaps	$—	$44,393	$—	$44,393
Interest rate swaps	$—	$(12,200)	$—	$(12,200)

	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance

	(Amounts in thousands)
June 30, 2020
Commodity swaps	$—	$28,747	$—	$28,747
Basis swaps	$—	$(3,445)	$—	$(3,445)
Interest rate swaps	$—	$(17,830)	$—	$(17,830)

The following tables present the gross asset and liability balances of the Company’s commodity derivative instruments, the amounts subject to master netting arrangements, and the amounts presented on a net basis:

	As of
	March 31, 2021	June 30, 2020

	(Amounts in thousands)
Commodity Derivative Assets
Gross amounts of recognized assets	$54,452	$107,681
Gross amounts offset in the consolidated balance sheets	(18,787)	(69,847)
Net amount of assets presented in the consolidated balance sheets	$35,665	$37,834
Commodity Derivative Liabilities
Gross amounts of recognized liabilities	$(42,585)	$(82,379)
Gross amounts offset in the consolidated balance sheets	18,787	69,847
Net amount of liabilities presented in the consolidated balance sheets	$(23,798)	$(12,532)

Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

The Company recognized the following commodity and interest rate derivative activities during the nine months ended March 31, 2021 and 2020, respectively:

	For the Nine Months Ended March 31,
Location of Gain (Loss) Recognized on Statements of Income	2021	2020

	(Amounts in thousands)
Revenue
Cash received on settlement of derivative instruments
Gain on derivative instruments	$85,006	$69,295
Non-cash (loss) gain on derivative instruments
(Loss) Gain on derivative instruments	(13,434)	28,807
Net gain on price risk management activities	$71,572	$98,102
Other Income (Expense)
Cash paid on settlement of derivative instruments
Loss on derivative instruments	$(3,222)	$(642)
Non-cash gain (loss) on derivative instruments
Gain (Loss) on derivative instruments	5,629	(10,493)
Net gain (loss) on interest rate derivatives	$2,407	$(11,135)

Open commodity price derivative contracts as of March 31, 2021 by fiscal year are as follows:

	Range of Price	Quantity (MMBTU)
Instrument Type	$/MMBTU	2021	2022	2023	Total	Fair Value
						(Amounts in thousands)
Swap	$2.17 – $3.25	48,912,500	143,697,500	45,540,000	238,150,000	$(32,526)

Open basis price derivative contracts as of March 31, 2021 by fiscal year are as follows:

	Range of Price	Quantity (MMBTU)
Instrument Type	$/MMBTU	2021	2022	2023	Total	Fair Value
						(Amounts in thousands)
Basis Swap	$(1.16) – $(0.01)	48,762,500	137,127,500	48,580,000	234,470,000	$43,453
Basis Swap	$0.01 – $3.36	150,000	13,810,000	4,320,000	18,280,000	940
		48,912,500	150,937,500	52,900,000	252,750,000	$44,393

Open interest rate derivative contracts as of March 31, 2021 are as follows:

Instrument Type	Range of Fixed Rates	Notional Amount	From	To	Fair Value
		(Amounts in thousands)			(Amounts in thousands)
1 Month LIBOR Swap	2.12 – 2.74%	$225,000	4/1/2021	3/31/2024	$(12,200)

Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

Note 4 — Revenue from Contracts with Customers

Disaggregation of Revenue

The Company has identified the major revenue streams within the scope of ASC 606: Natural gas sales, Marketing and Midstream. A detailed summary for each disaggregated category of revenue is below:

	Nine months ended March 31,
REVENUES FROM CONTRACTS WITH CUSTOMERS	2021	2020

	(Amounts in Thousands)
Natural gas	$446,651	$354,708
Other operating
Marketing	11,243	7,755
Midstream	4,729	3,299
Total other operating	15,972	11,054
Total revenues from contracts with customers	462,623	365,762
Net gain on commodity risk management activities	71,572	98,102
Other revenues	80	158
TOTAL REVENUES	$534,275	$464,022

Transaction Price Allocated to Remaining Performance Obligations

A significant number of the Company’s product sales have a contract term of one year or less. For those contracts, the Company has utilized the practical expedient allowed in ASC 606 that exempts it from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

For the Company’s product sales that have a contract term greater than one year, the Company has also utilized the practical expedient waiving the requirement to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these sales contracts, each unit of product generally represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required. Currently, the Company’s product sales that have a contractual term greater than one year have no long-term fixed consideration.

Contract Balances

Under the Company’s sales contracts, it invoices its customers once its performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities. Accounts receivable attributable to the Company’s revenue contracts with customers was $89.5 million at March 31, 2021 and $37.8 million at June 30, 2020.

Prior-Period Performance Obligations

For the nine months ended March 31, 2020, revenue recognized in the reporting period related to performance obligations satisfied in prior reporting periods was not material.

Note 5 — Related Party Transactions

On December 20, 2019, the Company executed a $2.4 million Secured Non-Recourse Promissory Note (Note) with Alta Resources Holdings, LLC, a related party. Pursuant to the Note, interest is accrued at 2%. The principal and accrued interest is due upon Alta Resources Holdings, LLC’s receipt of its distributed Class C membership interest. Amounts due from Alta Resources Holdings, LLC are included in note receivable from affiliates and other in the accompanying consolidated balance sheets of approximately $2.5 million and $2.4 million as of March 31, 2021 and June 30, 2020, respectively.

 Alta Resources Development, LLC

Notes to the Condensed Consolidated Statements (Unaudited)

The Company executed the Management and Administrative Services Agreement (MASA) on July 10, 2020 for administrative support and management functions to Alta Resources Development II, LLC, a related party. Amounts due from Alta Resources Development II, LLC, a related party, are included in advance to affiliates in the accompanying consolidated balance sheets of approximately $0.2 million and $0.6 million as of March 31, 2021 and June 30, 2020, respectively.

Note 6 — Subsequent Events

On May 5, 2021, Alta Resources Development, LLC (“Alta”), AMD, and ARDO entered into a membership interest purchase agreement (the Purchase Agreement) with EQT Corporation (EQT) pursuant to which the EQT agreed to acquire all of the issued and outstanding equity interests of AMD and ARDO, which collectively hold all of Alta’s upstream and midstream assets.

Pursuant to the terms of the Purchase Agreement, the consideration to be paid by EQT consists of $1.0 billion in cash and 105,306,346 shares of EQT common stock (the Equity Consideration), which have an aggregate dollar value equal to $1.925 billion, subject to certain purchase price adjustments to be calculated as of the closing date (with all post effective date purchase price adjustments netted against the Equity Consideration). The Purchase Agreement contains customary representations and warranties and covenants and has an effective date of January 1, 2021.